Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	John Roselli
	610-893-9555 Office	610-893-9559 Office
	609-933-9243 Mobile	john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS TO PRESENT AT THE

CITI GLOBAL TECHNOLOGY CONFERENCE

SCHAFFHAUSEN, Switzerland — Sept. 2, 2010 — Tyco Electronics Ltd. (NYSE: TEL) today announced that its Chief Financial Officer, Terrence Curtin, will be presenting at the Citi Global Technology Conference in New York City on Sept. 8, 2010 at 10:20 a.m. EDT.

•                  An audio webcast of Curtin’s remarks will be available and can be found at Tyco Electronics’ website: http://investors.tycoelectronics.com.  An audio replay of the webcast will be available at 12:00 p.m. on Sept. 8, 2010 and ending at 11:59 p.m. on Dec. 7, 2010 and can be accessed at the same website.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, specialty products and subsea communication systems, with fiscal 2009 sales of US$10.3 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

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